Exhibit 10.4

EXECUTION VERSION
AMENDMENT NO. 3 AND LIMITED CONSENT TO FINANCING AGREEMENT

This AMENDMENT NO. 3 AND LIMITED CONSENT TO FINANCING AGREEMENT, dated as of November 9, 2021 (this “Amendment”), is made by and among BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands with company number 1792178 (the “Company” or “BVI Borrower”), BIOHAVEN PHARMACEUTICALS, INC., a corporation organized under the laws of Delaware (“US Borrower” and, together with BVI Borrower, the “Borrowers”, and each individually, a “Borrower”), the Guarantors party hereto, the Lenders party hereto (constituting the Required Lenders), and SIXTH STREET SPECIALTY LENDING, INC., a Delaware corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrowers are party to that certain Financing Agreement, dated as of August 7, 2020, with certain Subsidiaries of BVI Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), pursuant to which the Lenders have made Loans to the Borrowers which remain outstanding.
WHEREAS, BVI Borrower has informed the Administrative Agent and the Lenders that it intends (x) to enter into, together with Biohaven Ireland and BHVN Asia (BVI Borrower, Biohaven Ireland and BHVN Asia are referred to herein collectively as the “Specified Borrower Parties”), (i) a Collaboration and License Agreement, dated on or about November 9, 2021, with Pfizer Ireland Pharmaceuticals, a private unlimited liability company organized under the laws of Ireland and having its registered office at Operations Support Group, Ringaskiddy, Co. Cork, Ireland (“Pfizer Ireland”) (such agreement, in the form attached hereto as Exhibit A, the “Collaboration Agreement”), (ii) a Sublicense Agreement, dated on or about November 9, 2021, with Pfizer Inc., a Delaware corporation (“Pfizer US” and together with Pfizer Ireland, collectively, “Pfizer”) (such agreement, in the form attached hereto as Exhibit B, the “Sublicense Agreement”) and a Supply Agreement, to be entered into within the time period set forth in the Collaboration Agreement, with Pfizer Ireland (such agreement, on the terms set forth in the term sheet attached hereto as Exhibit C, the “Supply Agreement” and together with the Collaboration Agreement and the Sublicense Agreement, in each case, without giving effect to any amendment, consent or modification to forms attached hereto as Exhibit A, B, or C, as applicable, the “Specified Agreements”) and (y) to consummate the transactions contemplated thereby, including inter alia, the exclusive license, sublicense, sale and/or transfer by the Specified Borrower Parties of certain assets constituting RPI Collateral, Product (Core) and/or Product (Core) Patents (including rights, title and privileges with respect thereto) (such exclusive license, sublicense, sale and/or transfer, the “Specified Transaction”).
WHEREAS, pursuant to and in accordance with Section 10.5 of the Financing Agreement, the Borrowers have requested that the Administrative Agent and the Lenders consent to the Specified Transaction, notwithstanding the restrictions thereto as set forth in the Financing Agreement, including without limitation, Sections 6.9, 6.21 and 6.23 thereof, and the Administrative Agent and the Lenders signatory hereto (collectively constituting the Required Lenders) are willing to consent to the Specified Transaction, on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.Defined Terms. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement, and the following terms shall have the following meanings:

    “Specified Agreements” shall have the meaning ascribed to such term in the recitals hereto.
“Specified Transaction” shall have the meaning ascribed to such term in the recitals hereto.
“Transaction Documents” shall mean the Specified Agreements and any other agreement, instrument or other document entered into in connection therewith.
2.Limited Consent.
(a)In reliance upon the representations and warranties made by the Loan Parties set forth in Section 5 below and, subject to the satisfaction of the conditions set forth in Section 4 hereof, the Administrative Agent and the Required Lenders hereby consent to the Specified Transaction notwithstanding Sections 6.9, 6.21 and 6.23 of the Financing Agreement, so long as such Specified Transaction is consummated substantially on the terms set forth in the Specified Agreements attached as Exhibit A, B and/or C hereto, as applicable (the “Limited Consent”).
(b)The Limited Consent in this Section 2 shall be effective only in this specific instance, for the specific purpose set forth herein and solely with respect to the Specified Transaction, and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect, nor shall it establish a custom or course of dealing or conduct between the Administrative Agent or any other Secured Party, on the one hand, and the Loan Parties, on the other hand.
3.Amendments to Financing Agreement. In reliance upon the representations and warranties made by the Loan Parties set forth in Section 5 below and subject to the satisfaction of the conditions set forth in Section 4 hereof, the Financing Agreement is hereby amended on the Effective Date (as defined below) as follows:
(a)New Defined Terms in Section 1.1: Definitions. Section 1.1 of the Financing Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order as follows:
    “Amendment No. 3” means that certain Amendment No. 3 and Limited Consent to Financing Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.
    “Amendment No. 3 Effective Date” means November 9, 2021.
    “Pfizer” shall have the meaning ascribed to such term in Amendment No. 3.
    “Pfizer Licensing Agreements” shall have the meaning ascribed to the term “Specified Agreements” in Amendment No. 3.
    “Pfizer Licensing Transaction” shall have the meaning ascribed to the term “Specified Transaction” in Amendment No. 3.
    “Pfizer Licensing Transaction Documents” shall have the meaning ascribed to the term “Transaction Documents” in Amendment No. 3.
(b)Amendments to Section 1.1: Definitions. Section 1.1 of the Financing Agreement is hereby amended by amending and restating the definition of “Material Contract” as follows:

    “Material Contract” means any contract or other arrangement to which the Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect, which, as of the Amendment No. 3 Effective Date, are (a) the Catalent License Agreement, (b) the BMS License Agreement, (c) the IP Holdco Exclusive License, (d) the Pfizer Licensing Agreements and (e) those contracts and arrangements listed on Schedule 4.15; provided that the RPI Agreement, the RPI Preferred Equity, agreements evidencing Permitted Equity Derivatives and Permitted Convertible Indebtedness, and agreements evidencing Permitted Royalty Transactions (to the extent such agreements constitute Permitted Indebtedness), shall not be “Material Contracts”.
(c)New Section 6.24. Article VI of the Financing Agreement is hereby amended inserting a new Section 6.24 therein in appropriate numerical order as follows:
    “Section 6.24    Pfizer Licensing Transaction. During the term of this Agreement, the Loan Parties and their Subsidiaries shall not:
(i)effect or permit any other Person to effect, a Royalty Monetization Transaction, Royalty Monetization Transaction (Core) and/or a Permitted Royalty Transaction, in each case in respect of any Product Revenues or other monetary payments, royalties or otherwise, attributable to, generated from, or in respect of, the Pfizer Licensing Agreements and the Pfizer Licensing Transaction Documents and transactions contemplated thereby, without the prior consent of the Administrative Agent and the Required Lenders; or
(ii)permit any Pfizer Licensing Agreement or any other Pfizer Licensing Transaction Document to license, sublicense, sell or otherwise transfer (or purport to license, sublicense, sell or otherwise transfer) any rights under any Product Intellectual Property Rights or Registrations that allows any Person to develop or Commercialize a Product (Core) anywhere inside the United States or its territories.
    The Loan Parties further agree (x) to promptly upon the execution thereof, but in any event, no later than two (2) Business Days thereafter (or such later date as the Administrative Agent may agree to in its sole discretion) to deliver (or caused to be delivered) to the Administrative Agent, fully executed copies of any and all Pfizer Licensing Agreements and other material Pfizer Licensing Transaction Documents and (y) that all amounts payable by Pfizer (or any affiliate or designee thereof) under the Pfizer Licensing Agreements and the transactions contemplated thereby shall be paid solely to one or more accounts of the Loan Parties that are subject to a Control Agreement.”
4.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent (the date such conditions are fulfilled (or waived) is hereinafter referred to as the “Effective Date”):
(a)Representations and Warranties; No Event of Default. (i) The representations and warranties set forth in Section 5 hereof shall be true and accurate; and (ii) as of the date hereof, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein (including, the Specified Transaction and the other transactions contemplated by the Specified Agreements, assuming for the purposes hereof that such transactions were consummated on the date hereof) that would constitute an Event of Default or a Default.

(b)Execution of this Amendment. The Administrative Agent and the Lenders (constituting the Required Lenders) shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by each Loan Party.
(c)Execution of Non-Disturbance Letter. The Administrative Agent shall have executed that certain Non-Disturbance Letter, dated as of the date hereof, and shall have received a counterpart thereto, duly executed by Pfizer Ireland and the other parties party thereto.
(d)Opinion of Counsel. The Administrative Agent shall have received an executed copy of the favorable written opinion of Cooley LLP, counsel for Loan Parties, addressing such matters as Administrative Agent may reasonably request, dated the Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinion to Administrative Agent).
(e)Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs and expenses then payable by the Borrowers pursuant to the Loan Documents.
5.Representations and Warranties. Each Loan Party represents and warrants as follows: (i) the representations and warranties contained in ARTICLE IV of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date, (ii) no Default or Event of Default (x) shall have occurred and be continuing on the Effective Date or (y) would result from this Amendment becoming effective in accordance with its terms or from the consummation of the transactions contemplated herein (including, the Specified Transaction and the other transactions contemplated by the Specified Agreements, assuming for the purposes hereof that such transactions were consummated on the Effective Date), (iii) no Specified Agreement shall license, sublicense, sell or otherwise transfer (nor shall it purport to license, sublicense, sell or otherwise transfer) any rights under any Product Intellectual Property Rights or Registrations that allows any Person to develop or Commercialize a Product (Core) anywhere inside the United States or its territories and (iv) the execution, delivery and performance by the Specified Borrower Parties of the Specified Agreements to which they are parties and the consummation of the transactions contemplated thereby do not and will not conflict with, result in a breach of or constitute a default under, the RPI Agreement or any Material Contract.
6.Reaffirmation and Confirmation. Each Loan Party hereby (a) acknowledges and reaffirms its obligations as set forth in each Loan Document, as modified hereby, (b) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it (including each guarantee and indemnity) set forth in each Loan Document, as modified hereby, which remain in full force and effect, and (c) confirms, ratifies and reaffirms that the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents, as modified hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and the Lien created under such Loan Documents is and shall remain unimpaired and continue to constitute a First Priority Lien on, and security interest in, all such right, title and interests (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect both immediately prior to and after entering into this Amendment.
7.Miscellaneous.
(a)Continued Effectiveness of the Financing Agreement and the Other Loan Documents. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment No. 3 Effective Date (i) all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as modified by this Amendment, and (ii) all references in the other Loan Documents to the “Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as modified by this Amendment. To the extent that the Financing Agreement or any other Loan Document purports to pledge to the Administrative Agent, or to grant to the Administrative Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Administrative Agent and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document, nor constitute a waiver by the Administrative Agent or any Lender of any Default or Event of Default, whether now existing or hereafter arising.
(b)Release. Each Loan Party hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries has any claim or cause of action against the Administrative Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents in their capacities for the Administrative Agent or any Lender) in connection with the Loan Documents and (ii) the Administrative Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties and their Subsidiaries under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Administrative Agent’s and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents in their capacities as Administrative Agent or any Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral prior to Effective Date.

(c)Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(e)Costs and Expenses. Company agrees to pay promptly all fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(f)Amendment as Loan Document. Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment, which representation or warranty is (x) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (y) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g)Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(i)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AMENDMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND

REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE (I). IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.,
as a Borrower

By:	/s/ Jim Engelhart
Name: Jim Engelhart
Title: Chief Financial Officer

BIOHAVEN PHARMACEUTICALS, INC.,
as a Borrower

By:	/s/ Warren Volles
Name: Warren Volles
Title: Chief Legal Officer

BIOHAVEN BIOSCIENCE IRELAND LIMITED,
as a Guarantor Subsidiary

By:	/s/ Vlad Coric MD
Name: Vlad Coric, M.D.
Title: Director

BIOHAVEN THERAPEUTICS LTD,
as a Guarantor Subsidiary

By:	/s/ Vlad Coric MD
Name: Vlad Coric, M.D.
Title: President

Signature Page to Amendment No. 3 Limited Consent to Financing Agreement

BIOHAVEN PHARMACEUTICAL IRELAND DESIGNATED ACTIVITY COMPANY,
as a Guarantor Subsidiary

By:	/s/ Vlad Coric MD
Name: Vlad Coric, M.D. Title: President

BIOHAVEN CGRP IP LTD,
as a Guarantor Subsidiary

By:	/s/ Vlad Coric MD
Name: Vlad Coric, M.D. Title: Director
KLEO PHARMACEUTICALS, INC.,
as a Guarantor Subsidiary

By:	/s/ Warren Volles
Name: Warren Volles Title: Chief Legal Officer

Signature Page to Amendment No. 3 Limited Consent to Financing Agreement

SIXTH STREET SPECIALTY LENDING, INC.,
as Administrative Agent and a Lender

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Chief Executive Officer

TAO TALENTS, LLC,
as a Lender

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President